Exhibit 21.1
Subsidiaries of FTD Group, Inc. (formerly Mercury Man Holdings Corporation)
(a Delaware corporation)

Percentage Ownership

Direct Subsidiaries
FTD, Inc. (formerly known as IOS Brands Corporation)	100%

Subsidiaries of FTD, Inc.
Florists’ Transworld Delivery, Inc., a Michigan corporation	100%
Value Network Service, Inc., a Delaware corporation	100%
FTD International Corporation, a Delaware corporation	100%
FTD UK Holdings Limited, a private limited company incorporated in England and Wales	100%

Subsidiaries of Florists’ Transworld Delivery, Inc.
FTD Canada, Inc. (formerly known as Florists’ Transworld Delivery Association of Canada, Ltd., a Canadian corporation)	100%
FTD.COM INC., a Delaware corporation	100%
FTD Holdings, Incorporated, a Delaware corporation	100%
Interflora, Inc., a Michigan corporation	33 1/3%
(together with indirect ownership through Interflora British unit, a total of 66 2/3% see below)

Subsidiaries of FTD UK Holdings Limited
Interflora Holdings Limited, a private limited company incorporated in England and Wales	100%

Subsidiaries of Interflora Holdings Limited
Interflora Group Limited, a private limited company incorporated in England and Wales	100%

Subsidiaries of Interflora Group Limited
Interflora Investments Limited, a private limited company incorporated in England and Wales	100%
Interflora British Unit, a private limited company incorporated in England and Wales	50%

Subsidiaries of Interflora Investments Limited
Interflora British Unit, a private limited company incorporated in England and Wales	50%

Subsidiaries of Interflora British Unit
Interflora, Inc., a Michigan corporation	33 1/3%
IS Group Plc, a private limited company incorporated in England and Wales	25%
Teraflora Limited, a private limited company incorporated in England and Wales	100%
Interflora Flowers Limited, a private limited company incorporated in England and Wales	100%
Molebush Limited, a private limited company incorporated in England and Wales	100%

Exhibit 21.1

T’Flora Limited, a private limited company incorporated in England and Wales	100%

Subsidiaries of FTD Holdings, Incorporated
Renaissance Greeting Cards, Inc., a Maine corporation	100%

Subsidiaries of FTD.COM INC.
Flowers USA, Inc. (formerly A.F.E. Inc.), a Connecticut corporation	100%